Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

November 4, 2014

XL Group Public Limited Company
XL House, 8 St. Stephen's Green,
Dublin, Ireland 2

          Re: Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as special United States counsel to XL Group Public Limited Company, a public company limited by shares incorporated under the laws of Ireland (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-3 dated November 4, 2014 (the “Registration Statement”), relating to the offering from time to time, in one or more series (if applicable), of securities including (i) senior or subordinated debt securities of the Company (the “Debt Securities”); (ii) warrants (the “Warrants”) to purchase the Company’s ordinary shares with a nominal value of $0.01 per share (“Ordinary Shares”); (iii) contracts for the purchase of Ordinary Shares (the “Purchase Contracts”); (iv) units, each consisting of one or more Purchase Contracts and, as security for the holder’s obligation to purchase Ordinary Shares thereunder, any one or more of (a) Debt Securities, (b) debt or equity obligations of third parties, including U.S. Treasury securities, (c) preference shares of the Company with a nominal value of $0.01 or (d) debt securities of XLIT Ltd., which may be senior or subordinated (collectively, the "Units") and (v) depositary shares representing preference shares of the Company (the “Depositary Shares”). The Debt Securities, Warrants, Purchase Contracts, Units and Depositary Shares are referred to herein collectively as the “Securities.”
          The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
          The senior Debt Securities are to be issued from time to time pursuant to a senior indenture (the “Senior Indenture”) to be entered into between the Company and the trustee to be named therein. The subordinated Debt Securities are to be issued from time to time pursuant to a subordinated indenture (together with the Senior Indenture, the “Indentures”) to be entered into between the Company and the trustee to be named therein.
          The Warrants are to be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

          The Purchase Contracts are to be issued from time to time under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein.
          The Units are to be issued from time to time under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent to be named therein.
          The Depositary Shares are to be issued from time to time under one or more depositary share agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary agent to be named therein.
          In arriving at the opinions expressed below, we have reviewed the following documents:
          (a) the Registration Statement; and
          (b) the forms of Indentures and the indenture dated September 30, 2011 (the “Base Indenture”) as supplemented by supplemental indentures thereto dated as of September 30, 2011 and November 21, 2013 (collectively, the “Supplemental Indentures,” and, together with the Base Indenture and the Indentures, the “Indenture”), incorporated by reference as exhibits to the Registration Statement.
In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
          1. When the Debt Securities to be issued under the applicable Indenture are issued and sold by the Company against receipt of consideration therefor, they will be the valid, binding obligations of the Company, entitled to the benefits of the Indenture.
          2. When the Warrants to be issued under each Warrant Agreement are issued and sold by the Company against receipt of consideration therefor, they will be the valid, binding obligations of the Company.
          3. When the Purchase Contracts to be issued under each Purchase Contract Agreement are issued and sold by the Company against receipt of consideration therefor, they will be the valid, binding obligations of the Company.
          4. When the Units to be issued under each Unit Agreement are issued and sold by the Company against receipt of consideration therefor, they will be the valid, binding obligations of the Company.
5. When the Depositary Shares to be issued under the Deposit Agreement are issued and sold by the Company against receipt of consideration therefor, they will be legally issued and will entitle their holders to the rights specified in the Deposit Agreement and the depositary receipt.

          Insofar as the foregoing opinions relate to the validity or binding effect of any agreement or obligation of the Company, we have assumed that each party to such agreement or obligation, including the Company, is validly existing, has the power to create an obligation and has satisfied or, prior to the issuance of the Securities, will satisfy, those legal and organizational requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.
          In rendering the opinions expressed above, we have further assumed that (i) the final terms and conditions of the Securities will be established in accordance with the terms of the applicable Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or Deposit Agreement, as the case may be, and will not violate any applicable law or conflict with public policy in any respect; (ii) the Securities and any agreements governing or receipts evidencing the Securities will be governed by the law of the State of New York; (iii) the Securities will be offered, issued, sold and delivered (A) in compliance with applicable law, (B) in accordance with the terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Securities, and (C) in accordance with any applicable requirements set forth in any organizational action authorizing such Securities and any agreement governing their issuance; and (iv) if Securities are issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated or countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.
          We express no opinion regarding any securities issued by, or other obligations of, third parties or regarding any preference shares of the Company that may be included in the Units referred to in paragraph 4 above.
          We note that any designation in the Securities or any applicable agreement governing those Securities of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to such Securities is (notwithstanding any waiver thereof) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.
          The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York (excluding for such purposes any matter relating to the insurance laws and regulations of such jurisdictions).
          We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP